Exhibit 3.2

BYLAWS

OF

EURONAV MI II INC.

As Adopted June 12, 2018

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of Euronav MI II Inc. (the “Corporation”) shall be in Majuro, Republic of the Marshall Islands (the “Marshall Islands”) at the place of business of the Corporation’s registered agent in the Marshall Islands.

Section 2.  Other Offices.  The Corporation may also have an office or offices at such other place or places as the Corporation’s board of directors (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDER MEETINGS

Section 1.  Place of Annual and Other Meetings.  All meetings of shareholders shall be held at such place or places within or without the Marshall Islands, as shall be designated from time to time by the Board of Directors and as shall be stated in the notice of the meeting.

Section 2.  Time of Annual Meeting.  The annual meeting of shareholders shall be held on such date as the Board of Directors shall determine from time to time.  At each annual meeting, the shareholders shall elect by plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.  Notice of Annual Meeting.  Written notice of the annual meeting, stating the place, date and hour thereof, shall be given to each shareholder entitled to vote thereat at the address provided to the Corporation by the shareholders for that purpose, not less than fifteen (15) nor more than sixty (60) days prior to the meeting.

Section 4.  Shareholder List.  The Secretary shall prepare, certify and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each.  Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 5.  Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Secretary, and shall be called by the Chairman of the Board of Directors or the Secretary at the request in writing of a majority of the Board of Directors.  Any such request shall state the purpose or purposes of the proposed meeting.

Section 6.  Notice of Special Meetings.  Unless otherwise prescribed by statute, written notice of a special meeting of shareholders, stating the time and place, purpose or purposes thereof and at whose direction the meeting is being called, shall be given to each shareholder entitled to vote thereat at the address provided to the Corporation by the shareholder for that purpose, not less than fifteen (15) nor more than sixty (60) days before such meeting.

Section 7.  Business Transacted.  Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

Section 8.  Quorum and Adjournment of Meetings.  At least one-third of shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, which is provided in the Articles of Incorporation or, if not in the Articles of Incorporation, by statute, shall be requisite and shall constitute the quorum at all meetings of the shareholders for the transaction of business.  If such quorum shall not be present in person or represented by proxy at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting.

Section 9.  Vote Required.  At any meeting of shareholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote, unless the matter is one for which, by express provision of statute, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

Section 10.  Voting.  At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the Articles of Incorporation, such shareholders shall have one vote for each share of stock registered in his name.  Each proxy shall be in writing executed by the shareholder giving the proxy or his attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy.  Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it except in those cases where an irrevocable proxy permitted by statute has been given.

Section 11.  Action by Shareholders without a Meeting.  Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof.  Such consent shall have the same effect as a unanimous vote of shareholders.

ARTICLE III

DIRECTORS

Section 1.  Number and Election.  The property and business of the Corporation shall be managed by a Board of Directors, which may exercise all such powers of the Corporation.  The initial Board of Directors shall consist of two (2) members and thereafter the entire Board of Directors shall be that number which is fixed by the Board of Directors from time to time.  Each director shall be elected by a plurality of the votes cast at the annual meeting of shareholders at which a quorum is present, and each director shall be elected to serve until the next annual meeting of shareholders and until his successor shall be duly elected and qualified.  Any vacancy resulting from an increase in the number of directors may be filled by the Board of Directors.

Section 2.  Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason including removal from office for cause, may be filled by vote of a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders next succeeding his election and until his successor is elected and has qualified.

Section 3.  Resignation.  Any director may resign at any time by giving written notice of such resignation to either the Board of Directors or the Secretary of the Corporation.  Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the Secretary.

Section 4.  Committees of Directors.  The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board of Directors, designate from among its members one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in these Bylaws or said resolution or resolutions, subject to the limitations imposed by statute, shall have and may exercise all or, as may be specified, a part of the powers of the Board of Directors.  Such committee or committees shall have such name or names as may be determined from time to time by these Bylaws or resolution adopted by the Board of Directors.  Any committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 5.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the Marshall Islands, as shall from time to time be determined by Board resolution or by consent in writing of all the directors.

Section 6.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Secretary, except as otherwise provided by law, on two (2) days’ notice to each director by mail or by one (1) days’ notice personally or by telegraph, telephone, cablegram, telephone conferencing, video conferencing, email or facsimile; special meetings shall be called by the Secretary in like manner and on like notice on the written request of at least one-half of the total number of directors.  Special meetings of the Board of Directors shall be held at the time and place, in or outside the Marshall Islands, specified in the notices thereof.

Section 7.  Quorum; Special Vote.  At all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.  Action by Directors without a Meeting.  Whenever the vote of the directors at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation or of these Bylaws, subject to the provisions of Article III Section 8, the meeting and vote of the directors may be dispensed with if all the directors who would be entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

Section 9.  Directors’ Meeting by Conference Telephone.  Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of a telephone conference, video conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

WAIVER OF NOTICES

Section 1.  Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.  Officers.  The officers of the Corporation shall be a Secretary and such other officers as the Board of Directors may appoint from time to time.  Any one person may hold a number of offices of the Corporation at any one time unless specifically prohibited therefrom by law.  All of such officers shall be appointed by the Board of Directors.  None of the officers need be a director.

Section 2.  Authority and Duties.  Unless otherwise specified herein, each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors.

Section 2.  Removal.  Except as provided otherwise in their employment agreements, if any, any officer may be removed either with or without cause at any time by the affirmative vote of a majority of the Board of Directors.

Section 3.  Subordinate Officers and Agents.  The Board of Directors may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and, except as provided otherwise herein, shall exercise such powers and perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors.

Section 4.  Vacancies.  A vacancy in any office because of death, resignation, disqualification, removal or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

Section 5.  President (if applicable).  The President of the Corporation, if appointed, shall have general and active management of the business, affairs and property of the Corporation, shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection therewith, shall be authorized to delegate to other officers of the Corporation such of his powers and duties as President at such times and in such manner as he may deem to be advisable.  He shall preside at all meetings of the shareholders at which he shall be present.  He shall vote, in the name of the Corporation, stock, securities or other ownership interests in other corporations, associations or entities held by the Corporation, unless another officer is designated by the Board of Directors for the purpose.  He shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice, and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 6.  Vice President (if applicable).  Any Vice President shall have such powers, and shall perform such duties, as shall be assigned to him from time to time by the Board of Directors.

Section 7.  Secretary.  The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall be custodian of all records of the Corporation and the Board of Directors.  He shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.  He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 8.  Treasurer (if applicable).  The Treasurer, if appointed, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, keep correct books of account, and shall render to the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  He shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OTHERS

Section 1.  Third Party Proceedings.  The Corporation shall indemnify to the full extent authorized by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.  The Corporation shall pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section.  Any repeal or modification of this Article VI shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 2.  Corporate Proceedings.  The Corporation shall indemnify to the full extent authorized by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.  The Corporation shall pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section.  Any repeal or modification of this Article VI shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 3.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

ARTICLE VII

STOCK

Section 1.  Certificates of Stock.  The certificates of stock of the Corporation may be represented by certificates in form meeting the requirements of law and approved by the Board of Directors or may be issued in book entry form.  Certificates, if issued, shall be signed by the Secretary or any other officer.  The signature may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.

Section 2.  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as they may prescribe.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation, with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.  Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.  Fixing Record Date.  For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, which date shall not be more than sixty (60) days nor less than fifteen (15) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

Section 5.  Shareholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Marshall Islands.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, these Bylaws and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January, in each year, unless otherwise provided by the Board of Directors.

Section 3.  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the jurisdiction and year of its organization.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

Section 1.  By the Shareholders.  These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of shareholders at which a quorum is present or represented.

Section 2.  By the Directors.  These Bylaws may, subject to provisions of applicable law and subject to the provisions of Article III Section 7, also be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors at which a quorum is present.